                                                                   EXHIBIT 10.18


                          MASTER RELATIONSHIP AGREEMENT


THIS AGREEMENT made as of the 17th day of February, 2000.


BETWEEN:

          SMARTSOURCES.COM TECHNOLOGIES INC., (British Columbia Incorporation
          Number: 0394358), with an office at 2030 Marine Drive, Suite 100, North Vancouver, British Columbia, CANADA V7P 1V7

          (hereinafter called "SMARTSOURCES.COM")

                                                               OF THE FIRST PART

AND:

          kTRAVEL SOLUTIONS INC., with an office at 300 North Commercial, P.O. Box 5008, Bellingham, Washington 98227-5008

          (hereinafter called "kTRAVEL SOLUTIONS")

                                                              OF THE SECOND PART

          (Smartsources.com and kTravel Solutions collectively called "Smartsources")

AND:

          UNIGLOBE TRAVEL (WESTERN CANADA) INC., with an office at 1600 - 1188 West Georgia Street, Vancouver, British Columbia, CANADA V6E 4A2


          (hereinafter called the "REGION")

                                                               OF THE THIRD PART

          WHEREAS:

A. Smartsources specializes in the development of software technology for Internet-based content and knowledge management;

B. Smartsources has developed a certain Internet application and technology for deployment of website and portal services;

C. The Region currently has franchise relationships with certain franchisees and has agreed to promote the Technology to its franchisees;

D. The Region has agreed to facilitate the execution of license agreements for the Technology between Smartsources and its franchisees;

E. The Region shall enter into a license agreement with Smartsources to enable the Region to manage and update the content of its franchisees' kSites (the "Regional License Agreement"); and

F. The parties wish to set forth the terms and conditions for the mutual responsibilities of the parties regarding the Technology upon the terms and conditions herein contained.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:

1.0  DEFINITIONS

1.1  In this Agreement:

     (a) "AFFILIATED COMPANY" or "AFFILIATED COMPANIES": two or more corporations where the relationship between them is one in which one of them is a subsidiary of the other, or both are subsidiaries of the same corporation, or fifty percent (50%) or more of the voting shares of each of them is owned by the same person, corporation or other legal entity;

     (b) "BETA TEST": means the initial website and Travel Portals produced by the Technology and approved by the Region;

     (c) "BUSINESS RULINGS": information regarding the day to day operations, practices, procedures and processes of the Region and the Franchisees that may be pertinent to Smartsources' responsibilities under this Agreement;

     (d) "COMMENCEMENT DATE": this Agreement will be deemed to have come into force on the date of execution of this Agreement by Smartsources, and shall be read and construed accordingly;

     (e) "CONFIDENTIAL INFORMATION": any information designated by either party as confidential, whether orally or in writing but excluding any information that is:

          (i) possessed by the party to which the information is disclosed (the "Recipient") prior to receipt from the party disclosing the information (the "Discloser"), other than through prior disclosure by Discloser, as evidenced by the Recipient's business records;

          (ii) published or available to the general public otherwise than through a breach of this Agreement;

          (iii) obtained by the Recipient from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the Discloser; or

          (iv) independently developed by employees, agents or consultants of the Recipient who had no knowledge of, or access to, the Discloser's information as evidenced by the Recipient's business records.

     (f) "CONTENT PARTNERSHIPS": refers to a set of present and future content and web application partnerships pre-established by Smartsources to which the Region is granted access to as part of the Technology under this Agreement;

     (g) "DEPLOYMENT DATE": means the physical deployment date for the Technology mutually agreed upon by Smartsources and the Region;

     (h) "PRODUCT DOCUMENTATION": includes all functional specifications, operating instructions, user guides, manuals, reference materials, papers or other materials of any nature whatsoever that are supplied by Smartsources in conjunction with the Technology;

     (i) "ENHANCEMENTS": improvements, variations, updates, modifications, and enhancements made by Smartsources relating to the Technology at any time after the Commencement Date;

     (j) "FRANCHISEES": means those franchisees of the Region, from time to time, which as of the Commencement Date are disclosed by the Region in Schedule "D" to this Agreement;

     (k) "HOSTING": means the physical location of servers and facilities from where the Technology and applications are delivered and serviced to the Internet on behalf of the Region and the Franchisees;

     (l) "HYPERLINK": means an element in an electronic document that links to another place in the same document or to an entirely different document;

     (m) "INITIAL TRAINING": means the initial training provided by Smartsources to the Region for the use and operation of the Technology, as set out in Schedule "A";

     (n) "INTERNET TRAVEL RESERVATION ENGINE": means any third party web application designed to deliver electronic booking and related functionalities for travel-related reservations;

     (o) "kSERVER LICENSE AGREEMENT": means the kServer License Agreement between a Franchisee and kTravel Solutions, attached as Schedule "C" hereto;

     (p) "kSERVER LICENSEES": means the Franchisees that have executed kServer License Agreements with Smartsources under Section 2.2(b) of this Agreement;

     (q) "kSITE": means a website produced by the Technology that is licensed to a Franchisee under the terms and conditions of the License Agreement;

     (r) "MONTHLY LICENCE FEES": means the monthly fees charged by Smartsources to the Franchisees for the services delivered and support of the Technology, as set forth in the kServer License Agreement;

     (s) "PERSONNEL": means all employees, officers, directors and agents of Smartsources, any of them;

     (t) "PRIME RATE": means the prime rate of interest charged from time to time by the main branch at Vancouver of The Royal Bank of Canada. A certificate signed by a branch manager of The Royal Bank of Canada stating its prime rate at any time shall be conclusive evidence of the Prime Rate for the purposes of this Agreement;

     (u) "REGION DATA": any and all data specific to the Region generated and/or collected by the Region and/or Smartsources as part of the function of the Technology, including but not limited to the Region's customer profiles, consumer data, databases and/or customer preferences;

     (v) "REVENUE": all revenues, receipts, monies, (and the fair market value of all other consideration directly or indirectly collected or received whether by way of cash or credit or any barter, benefit, advantage, or concession) received by any of the parties to this Agreement from activities which include but are not limited to the advertising and electronic commerce activities related to the Technology and any associated third party technologies, less the following deductions to the extent included in the amounts invoiced and thereafter actually allowed and taken:

          (i) credit, allowances or refunds given on account of returned goods;

          (ii) transportation charges invoiced separately and actually charged to third parties; and

          (iii) bona fide special rebates provided by either party;

          but shall specifically exclude any revenue generated by the sale of any air, car, hotel reservation, vacation packages or other products exclusive to the Region that are sold directly or indirectly through the Technology.

          Where any Revenue is derived from a country other than the Canada, it shall be converted to the equivalent in Canadian dollars on the date the applicable party is deemed to have received such Revenue pursuant to the terms hereof at the rate of exchange set on such date by the Royal Bank of Canada for buying such currency. The amount of Canadian dollars pursuant to such conversion shall be included in the Revenue.

     (w) "SPECIAL REQUIREMENTS": means any additional requirements related to the Technology, including but not limited to all modifications, extra capabilities and/or customization requested by the Region for the
          Technology:

          (i) which are not included in the Product Documentation or the Technology; and

          (ii) which the Region specifically requests in writing to Smartsources; and

          (iii) which Smartsources agrees in writing to develop;

     (x) "SPECIAL REQUIREMENTS FEES": means the fees charged by Smartsources to the Region to meet the Special Requirements, as set forth in Section 7.2;

     (y) "STANDARD SMARTSOURCES DOCUMENTS": includes all standard forms and documentation produced and supplied by Smartsources for purposes which include but are not limited to requests for Special Requirements, Supplementary Services, enhancements, feedback, problems, procedural matters, Business Rulings, and otherwise, for the use of the Region and/or the Franchisees in connection with fulfilling the Region's responsibilities under Article
          2.0 herein;

     (z) "SUPPLEMENTARY SERVICES": means those training and consulting services offered by Smartsources to the Region additional to the Initial Training as described in Section 7.3 and Schedule "A".

     (aa) "SUPPLEMENTARY SERVICE FEES": means the fees charged by Smartsources for Supplementary Services that it provides to the Region, as set forth in Section 7.3 and Schedule "A" herein, as amended from time to time by Smartsources;

     (bb) "TECHNOLOGY": means any and all knowledge, know-how and/or technique or techniques invented, developed and/or acquired, prior to the Date of Commencement by Smartsources relating to and including the technology, as described in Schedule "B" hereto, as amended from time to time, and the Product Documentation;

     (cc) "TERRITORY": means the geographical boundary within which the Technology may be used by the Franchisees, consisting of the following provinces in Canada: British Columbia, Alberta, Saskatchewan, Manitoba, the Yukon Territory and the Northwest Territories;

     (dd) "TIER ONE FRANCHISEES": means the Franchisees that are licensed Tier One kSites by Smartsources, which shall not exceed 15% of the Franchisees;

     (ee) "TIER ONE kSITE": means a website produced by the Technology without the Travel Portal functionality, as described in Schedule "B" hereto;

     (ff) "USER CONTENT": means the User Content and information specific to each website, as provided by the Region and/or the Franchisees through the use of the Technology; and

     (gg) "USER SYSTEM": means the computer hardware and software configuration of the Franchisees required to support and use the Technology;

     (hh) "TRAVEL PORTALS": means the personalized travel portals produced with the Technology that are licensed to a user and described in Schedule "B" hereto.

2.0 RESPONSIBILITIES OF THE REGION

2.1 The Region shall use its commercially reasonable efforts to actively promote the Technology to the Franchisees and facilitate the execution of the kServer License Agreements.

2.2 The Region agrees to deliver executed kServer License Agreements signed by:

     (a) no less than 50% of the Franchisees (including Tier One Franchisees) to Smartsources no later than March 17, 2000 (the "Review Date"); and

     (b) no less than 70% of the Franchisees (including Tier One Franchisees, provided that no more than 15% of the Franchisees shall be Tier One Franchisees) to Smartsources no later than June 30, 2000.

          The Region agrees that the total number of Tier One Franchisees shall not exceed 15% of the Franchisees. If the Region is unable to meet its obligations under this Section 2.2 by the Review Date, the parties shall re-negotiate the terms of this Master Relationship Agreement and/or the kServer License Agreement in good faith, including but not limited to fees, pricing and Revenue terms.

2.3 The Region represents and warrants to Smartsources that Schedule "D" is a full and complete list of the Franchisees at the date that this Agreement is executed.

2.4 If the Region complies with its obligations under Section 2.2(a), the parties agree that the Deployment Date for the Franchisees who have executed kServer License Agreements by the Review Date shall be five weeks following the Review Date. If the Region complies with its obligations under Section 2.2(b), the parties agree that the Deployment Date for the additional Franchisees who have executed kServer License Agreements by June 30,2000 shall be two weeks following June 30, 2000. Smartsources shall use its commercially reasonable efforts to fulfill these Deployment Dates, subject to the following:

     (a) the Region and/or Franchisees shall provide Smartsources with information that Smartsources reasonably requests and requires to deploy the Technology in a timely fashion;

     (b) the Region and/or Franchisees shall not change their Business Rulings in a manner which impacts Smartsources' ability to deploy the Technology by the Deployment Date; and

     (c) Smartsources shall not be expected to provide Special Requirements requested by the Region and/or Franchisees if such Special Requirements delay Smartsources' ability to deploy the Technology by the Deployment Date.

2.5 The Region must provide any and all requests for Special Requirements, Supplementary Services, Business Rulings and/or any other modifications and services required from Smartsources, whether with respect to the Region or to a Franchisee in the form of a detailed written request submitted to Smartsources using the Standard Smartsources Documents where provided, or the Region's own standard memoranda and documentation.

2.6 The Region shall be responsible for all management and administration of the Franchisees, using the Standard Smartsources Documents where provided, or the Region's own standard memoranda and documentation and shall include but not be limited to the following:

     (a) managing any oral, written or electronic communications from the Franchisees, including but not limited to telephone support, written requests for customization, enhancements and/or training, feedback, complaints, interruption problems associated with the Hosting;

     (b) providing a training and education process to the Franchisees for the Technology, including handling any requests for Supplementary Services required by the Franchisees and providing a schedule of Supplementary Services Fees to the Franchisees as required;

     (c) managing and facilitating any and all required registrations in association with the kSites, including but not limited to registration of the kSites with the relevant search engines and registration of domain names in association with the kSites;

     (d) gathering and assimilating any information reasonably requested by Smartsources from each Franchisee and compiling the same;

     (e) distributing the Standard Smartsources Documents, where provided, or the Region's own standard memoranda and documentation to the Franchisees to handle any matters related to the Technology; and

     (f) gathering and assimilating such forms and documentation received from the Franchisees into an appropriate summary form and providing such summary form to Smartsources for its easy reference.

2.7 The Region is responsible for all promotion and marketing of the kSites.

2.8 Smartsources shall provide the Region with procedural advice with respect to the implementation and use of the Technology as requested by the Region from time to time, but the Region and the Franchisees shall be responsible for the supervision, management and control of the Technology as installed in the System including, but not limited to:

     (a) assuring proper machine configuration as set out in Schedule "B", program up-date installation, audit controls and operating methods;

     (b) ensuring that only adequately trained and authorized employees of the Region and/or Franchisees use the Technology:

     (c) implementing sufficient procedures and checkpoints to satisfy requirements for security and accuracy of data input and output, as well as establishing and implementing adequate procedures and safeguards with respect to non-disclosure of the Technology; and

     (d) revising and updating the User Content on the kSites, as required from time to time.

3.0 RESPONSIBILITIES OF SMARTSOURCES

3.1 Smartsources' responsibilities shall be as follows:

     (a) providing Hosting for the Region and the Franchisees, as set out under the kServer License Agreement and the Regional License Agreement;

     (b) set-up and installation procedures for the Technology in accordance with Section 2.4;

     (c) providing Initial Training to the Region, as set out in Schedule "A", subject to the use and operation of the Technology pre-supposing a minimum level of computer and internet knowledge. Smartsources shall not be responsible for providing extra training to employees of the Region that do not possess such minimum knowledge to use and operate the Technology;

     (d) providing Standard Smartsources Documentation to the Region for its distribution and use under Article 2.0 herein;

     (e) modification of the Technology to support the Special Requirements upon the written request of the Region;

     (f) provide procedural and technical advice and support regarding the Technology, as reasonably requested by the Region from time to time, to enable the Region to fulfill its responsibilities to the Franchisees under Section 2.6;

     (g) assign the Smartsources Project Manager and Smartsources Account Executive, as set out in Section 8.3, to resolve any problems and issues regarding the Technology;

     (h) provision of Supplementary Services to the Region as set out in Schedule "A" upon the written request of the Region; and

     (i) providing a layout for the kSites that is consistent with the graphic standards, logos, colours, look and feel of the Beta Test (the "Layout").

3.2 From time to time, Smartsources may alter, modify or design the Layout as reasonably required by the technical requirements of the Technology and/or Enhancements.

3.3 If the Region requires a different or unique Layout for the Franchisees than that provided by Smartsources, the additional services provided by Smartsources to create such different layout shall be considered Supplementary Services that will require Supplementary Services Fees to be paid by the Region to Smartsources in accordance with Schedule "A."

3.4 Smartsources shall be obliged to accept any reasonable User Content produced by the Region or specifically added by the Region to the kSites.

3.5 Smartsources shall provide credits to the Region and review third party pricing with respect to the Technology, in accordance with Schedule "A".

3.6 If access to any of the Content Partnerships under Schedule "B" become unavailable, Smartsources shall make commercially reasonably efforts to provide an equivalent Content Partnership to be incorporated into the Technology.

3.7 Smartsources shall make commercially reasonable efforts to maintain open standards for the addition of third party components, software applications, features and other capabilities in relation to the Technology.

4.0 ADVERTISING

4.1 If the Region requires advertising, it may secure advertising from its travel-related partnerships in connection with the Technology. Smartsources shall update advertisements as received from the Region on the first day of each month commencing from the Commencement Date, provided that the Region provides reasonable notice to Smartsources to allow Smartsources to make the updates.

4.2 Any advertising provided by the Region must strictly conform to the specifications which shall be provided in writing to the Region by Smartsources upon their availability. Smartsources shall not be responsible for any modifications required to any advertising provided by the Region to conform to these specifications.

4.3 Smartsources may secure advertising from its preferred suppliers and/or partnerships in connection with the Technology.

4.4 The Region represents and warrants that its current preferred suppliers, partnerships and any entities with which it has existing relationships or associations in the context of advertising and/or electronic commerce are listed accurately and disclosed in Schedule "F", as amended from time to time (the "Preferred Entities"). The Region shall be entitled to reasonably refuse the advertising offered by Smartsources due to conflicts with the Preferred Entities and any other internal policy reasons that are sufficiently provided to and approved by Smartsources.

5.0 REVENUE

5.1 All Revenue with respect to the advertising secured by the Region or Smartsources shall be apportioned between the parties as set out in Schedule "E", as amended from time to time and as agreed between the parties. Any Revenues with respect to electronic commerce, or other relationships shall be the subject of a separate Schedule to be negotiated between the Region and Smartsources.

6.0 TERM

6.1 This Agreement shall terminate on the expiration of a term of 5 years from the Date of Commencement, or the termination of the last KServer License Agreement, whichever event shall last occur unless earlier terminated pursuant to Article 14.0 herein.

7.0 SPECIAL REQUIREMENTS AND SUPPLEMENTARY SERVICES

7.1 Smartsources shall not be required to provide any Special Requirements or Supplementary Services directly to the Franchisees.

7.2 The Region may request Special Requirements from Smartsources in writing. In consideration for such Special Requirements provided by Smartsources to the Region, the Region shall pay to Smartsources Special Requirement Fees on the terms and conditions set out in Schedule "A".

7.3 During the term of this Agreement, and any extensions thereof, Smartsources shall offer Supplementary Services to the Region. The Region shall provide Smartsources with a written request for Supplementary Services. In consideration of the Supplementary Services provided by Smartsources to the Region, the Region shall pay to Smartsources the Supplementary Service Fees as set forth in Schedule "A".

7.4 Any outside support, consulting, integration and outsourcing services that are provided and/or offered by Smartsources under this Agreement in relation to the Technology intended to be used by the Region requires the prior written consent of Smartsources (the "Outside Services"). Use of the Outside Services by the Region in relation to the Technology without Smartsources's prior written consent constitutes a material breach of this Agreement by the Region.

The Outside Services does not include general support and consulting services that are not provided and/or offered by Smartsources under this Agreement.

7.5 In addition to the fees payable hereunder, the Region shall indemnify and hold harmless Smartsources against all value added, sales, social services, excise and other taxes, rates and duties chargeable against Smartsources (except taxes based on net income) arising from the transactions contemplated by this Agreement.

7.6 All monies payable by the Region to Smartsources under this Agreement shall be calculated and paid in Canadian Dollars. The manner of payment shall be in a form deemed acceptable by Smartsources.

7.7 Smartsources shall submit receipts showing payment and/or all current invoices due for payment under this Agreement to the address of the Region set out above, or such other address as the Region may direct, in writing.

7.8 The Region shall make timely payment of all monies due to Smartsources under this Agreement. Late payments shall bear interest on the outstanding amounts due at the rate of 2% above the Prime Rate in effect from time to time. For the purposes of determining interest on the amounts outstanding, interest shall be calculated and compounded monthly using the daily weighted average of the Prime Rate in effect during such month. Interest accruing from time to time on the amounts outstanding shall be due and payable monthly in arrears on the last day of each calendar month.

8.0 PROJECT MANAGERS

8.1 The Region will assign a project manager to facilitate the management of any matters related to the Technology (the "Region Project Manager"). The Region Project Manager shall be responsible for facilitating the coordination and execution of the Region's obligations including but not limited to gathering information about the Region's procedures (including all Business Rulings), practices and data as required for the configuration of the Technology on the Region's System and the development of any Special Requirements, planning and coordinating the installation of the Technology and a mutually agreeable Deployment Date, planning and coordinating the Initial Training, and acting as an effective liaison with Smartsources and the Advisory Committee.

8.2 Smartsources shall assign a project manager to manage any matters related to the Technology during the period leading up to the Deployment Dates set out in
Section 2.4 (the "Smartsources Project Manager"). The Smartsources Project Manager shall be responsible for facilitating the functionality of the Technology, delivery, setup and installation of the Technology and handle any Special Requirements requested by the Region.

8.3 Smartsources shall assign an account executive to handle inquiries received from the Region and manage Smartsources' relationship with the Region during the term of this Agreement (the "Smartsources Account Executive").

8.4 The Region Project Manager, Smartsources Account Executive, and Smartsources Project Manager shall cooperate and act in good faith to resolve any problems and issues regarding the Technology. Matters that are unable to be resolved by these parties shall be escalated to the Advisory Committee for consideration.

9.0 ADVISORY COMMITTEE

9.1 The parties agree to form an advisory committee comprised of two representatives from each of Smartsources and the Region (the "Advisory Committee"). The Advisory Committee shall meet on a regular basis, but no less than four times a year during the first year of this Agreement, and thereafter shall establish a meeting schedule deemed suitable by the Advisory Committee. The parties shall each bear their own expenses in connection with these meetings. Among other responsibilities, the Advisory Committee will oversee the relationship between the parties, and will:

     (a) review and approve the development of the strategy with respect to marketing development and distribution of the Technology,

     (b) use good faith efforts to attempt to resolve all matters escalated to the Advisory Committee; and

     (c) review, discuss, develop, and if necessary, prioritize opportunities, whether advertising or electronic commerce-related or otherwise, that the parties believe are good candidates for the Technology and related services.

10.0 INTERNET TRAVEL RESERVATION ENGINE

10.1 Smartsources shall facilitate the incorporation of the Internet Travel Reservation Engine into the Technology by the use of a Hyperlink.

10.2 The Region will be responsible for all agreement, negotiation and purchase of the Internet Travel Reservation Engine, unless otherwise agreed upon by the parties. The Region will conduct due diligence to find an Internet Travel Reservation Engine in accordance with the Region's requirements. If Special Requirements are required to integrate the Internet Travel Reservation Engine into the Technology that requires more than the use of a Hyperlink, Smartsources shall charge the Region for any Special Requirements Fees resulting from such Special Requirements.

11.0 ENHANCEMENTS

11.1 Smartsources shall have the right, at any time and from time to time, to modify, expand or enhance the Technology, and the Region shall cooperate fully with, and allow, Personnel to effect such changes, provided that such changes do not interfere with, or disrupt the Region's use of the Technology.

12.0 CONFIDENTIALITY AND NON-DISCLOSURE

12.1 The Confidential Information shall be received used or developed by either party solely in furtherance of the purposes set forth in this Agreement subject to the terms and conditions set forth in this Article 12.0.

12.2 The parties shall keep and use all of the Confidential Information in confidence and will not, without the Discloser's prior written consent, disclose any Confidential Information to any person or entity, except those of the Recipient's officers, employees or consultants who require the Confidential Information in performing their obligations under this Agreement.

12.3 The parties shall not use, either directly or indirectly, any Confidential Information for any purpose other than as set forth herein without the Discloser's prior written consent.

12.4 If the Recipient is required by judicial or administrative process to disclose any or all of the Confidential Information, the Recipient shall promptly notify the Discloser and allow the Discloser reasonable time to oppose such process before disclosing any Confidential Information.

12.5 Notwithstanding any termination or expiration of this Agreement, the obligations created in this Article 12.0 shall survive and be binding on both parties, their successors and permitted assigns.

12.6 Smartsources covenants and agrees to not disclose any information it receives concerning the business of the Region without the Region's specific written consent, or unless such information becomes publicly available through no action of Smartsources. Smartsources shall take appropriate action with its employees, by agreement or otherwise, to satisfy its obligations under this sub-section.

13.0 INDEMNIFICATION BY THE REGION

13.1 The Region recognizes that the Technology and all information in respect thereto constitute valuable proprietary rights and ownership to Smartsources. The Region hereby indemnifies, holds harmless and defends Smartsources against any and all claims, actions, causes of action, suits, proceedings. demands, assessments, judgments, costs, including reasonable legal costs and other expenses incidental to the foregoing, damages or liability which may be made or brought against Smartsources and its successors and assigns by any person or entity whomsoever directly or indirectly arising out of the use of the Technology by the Region including, against any damages or losses, consequential or otherwise, arising from or out of the use of the Technology by the Region howsoever the same may arise.

13.2 Smartsources recognizes that the Region Data and all information in respect thereto constitute valuable proprietary rights and ownership to the Region. Smartsources hereby indemnifies, holds harmless and defends the Region against any and all claims, actions, causes of action, suits, proceedings, demands, assessments, judgments, costs, including reasonable legal costs and other expenses incidental to the foregoing, damages or liability which may be made or brought against the Region and its successors and assigns by any person or entity whomsoever directly or indirectly arising from or out of any unauthorised use of the Region Data by Smartsources including, without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, arising out of any unauthorised use of the Region Data by Smartsources howsoever the same may arise.

14.0 TERMINATION

14.1 This Agreement may be terminated by Smartsources immediately without notice prior to the expiration of the term, and any extensions thereof, upon the following:

     (a) the failure by the Region to pay any amounts due hereunder, where such failure is not fully corrected within 14 days of written notice by Smartsources to the Region;

     (b) the failure or neglect of the Region (the "BREACHING PARTY") to observe, keep, or perform any of the covenants, terms and conditions hereunder, where such non-performance is not fully corrected by the Breaching Party within 30 days of written notice by the non-Breaching Party to the Breaching Party; or

     (c) any proceeding under the Bankruptcy and Insolvency Act of Canada, or any other statute of similar purport, is commenced by or against the Region.

14.2 Smartsources may, at its option, terminate this Agreement immediately on the happening of any one or more of the following events by delivering notice in writing to that effect to the Region:

     (a)  if the Region becomes insolvent;

     (b) if any execution, sequestration, or any other process of any court becomes enforceable against the Region or if any such process is levied on the rights under this Agreement or on any of the monies due to Smartsources and is not released or satisfied by the Region within 30 days thereafter;

     (c) if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the Region;

     (d) if the Region is more than 30 days in arrears of royalties or other monies that are due to Smartsources under the terms of this Agreement;

     (e)  if the Region ceases or threatens to cease to carry on its business;

     (f) if a controlling interest in the Region passes to any person or persons other than those having a controlling interest at the Date of Commencement, whether by reason of purchase of shares or otherwise, without the prior written consent of Smartsources, which shall not be unreasonably withheld;

     (g) if the Region undergoes a reorganization or any part of its business relating to this Agreement is transferred to a subsidiary or associated company without the prior written consent of Smartsources which shall not be unreasonably withheld;

     (h) if the Region makes a material misrepresentation to Smartsources in relation to this Agreement; or

     (i) if less than 60% of the kServer Licensees do not renew or terminate their kServer License Agreements after the initial 3 year term set out under the kServer License Agreements.

14.3 The Region agrees and acknowledges that any of its obligations to pay any outstanding monies under Article 7.0 that are due and payable to Smartsources at the time of termination shall survive termination.

14.4 Immediately upon any termination of the Agreement for any reason, the Region shall have no further right of any nature whatsoever in the Technology or any Enhancements.

14.5 Notwithstanding Section 14.4, upon any termination of the Agreement for any reason, Smartsources shall make commercially reasonable efforts to facilitate the transferance of the Region Data to the Region in a timely fashion. During the term of this Agreement and after termination of this Agreement, Smartsources shall not use this information for any purpose whatsoever (including but not limited to downloading the Region Data, disclosing the Region Data to third parties, using the Region Data for commercial or marketing purposes, and data mining of the Region Data by Smartsources) without the prior written consent of the Region and shall not prevent the Region from using and/or recording such information for its own purposes.

15.0      ASSIGNMENT

15.1 The Region will not assign, transfer, mortgage, charge or otherwise dispose of any or all of its rights, duties or obligations granted to it under this Agreement without the prior written consent of Smartsources which shall not be unreasonably withheld. In the event of such an assignment, such entity shall execute a written agreement which provides that such entity shall assume all such obligations or covenants from the Region and that Smartsources shall retain all rights granted to Smartsources pursuant to this Agreement.

15.2 Smartsources shall have the right to assign its rights, duties and obligations under this Agreement to an Affiliated Company or Affiliated Companies of Smartsources. In the event of such an assignment, the Region will release, remise and forever discharge Smartsources from any and all obligations or covenants subject to
          Section 15.3, provided however that such company executes a written agreement which provides that such company shall assume all such obligations or covenants from Smartsources and that the Region shall retain all rights granted to the Region pursuant to this Agreement.

15.3 For greater certainty, the parties covenant and acknowledge that the underlying protection set out in Section 16.6, including the confidentiality and non-disclosure obligations and covenants under
          Article 12.0 shall survive any assignment of this Agreement under this
          Article 15.0.

16.0      GENERAL

16.1 Any notice, request, demand, consent or other communication provided or permitted hereunder shall be in writing and given by personal delivery, transmitted by facsimile to the party whose address and facsimile number for the receipt of such document is as follows:

     (a)  If to Smartsources:

          Delivery:             SMARTSOURCES.COM
                                ----------------
                                Suite 100 - 2030 Marine Drive
                                North Vancouver, BC
                                V7P 1V7
                                Attention: Todd Martin, Senior Analyst
                                Facsimile: (604) 986-0869

     (b)  If to the Region:

          Delivery:             UNIGLOBE TRAVEL (WESTERN CANADA) INC.
                                ------------------------------------
                                1600 - 1188 West Georgia Street,
                                Vancouver, B.C.
                                V6E 4A2
                                Attention: Laurie Radloff
                                Facsimile: (604) 681-1047
or to such other address for delivery or facsimile as a party may, in writing, direct. Any notice so given shall be deemed to have been received on the date it was delivered or transmitted.

16.2 This Agreement shall be governed in all respects by the laws of the Province of British Columbia, and any dispute thereunder shall be subject to the exclusive jurisdiction of the British Columbia Courts. The parties irrevocably attorn to the sole jurisdiction of British Columbia.

16.3 The Region acknowledges and agrees that the Technology constitute valuable proprietary rights and ownership to Smartsources. The Region acknowledges that the unauthorized use or release of the Technology except as provided herein, would result in damages to Smartsources which could not be adequately compensated for in damages by monetary award. Accordingly, in the event of any such breach, in addition to all other remedies available at law or in equity, Smartsources shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with this Agreement.

16.4 Time is hereby expressly made of the essence with respect to the performance of the parties of their respective obligations under this Agreement.

16.5 The parties shall not be held responsible, nor shall either party be considered in breach of this Agreement, for the failure of either party to fulfill any terms or provisions hereof if such failure was a result of civil disorder, war, governmental decrees or laws, acts of enemies, strikes, floods, acts of God, or by any other cause not within the control of either party and which could not have been prevented by either party exercising reasonable diligence.

16.6 The parties hereto hereby covenant and acknowledge that the provisions of this Agreement with respect to confidentiality under Article 12.0 of this Agreement and other protection set forth in this Agreement shall survive the termination of this Agreement.

16.7 No omission or delay of either party hereto in requiring due and punctual fulfilment by the other party of the obligations of such party hereunder shall be deemed to constitute a waiver of its right to require due and punctual fulfilment, or a waiver of any of its remedies hereunder.

16.8 The parties hereto are independent, and neither party is the agent, joint venture, partner or employee of the other and no party shall be able to bind the other party.

16.9 The parties covenant and agree to make all applications, execute all other deeds, documents, instruments and assurances, and do such further and other acts as may be necessary or desirable to carry out the true intent and meaning of this Agreement, and to give full effect to the transactions contemplated or intended hereby.

16.10 This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

16.11 Headings and captions are for the purposes of convenience only, and are not to be construed as part of this Agreement.

16.12 Terms of computer terminology which are not otherwise defined herein shall have the meanings normally attributed thereto in the computer industry, unless the context of the use of such terminology would suggest otherwise.

16.13 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, into which all prior negotiation, commitment, representations and undertakings of the parties are merged and, except as herein specifically provided, there are no oral or written understandings or agreements between the parties hereto relating to the subject matter hereof.

16.14 No amendment or other modification of this Agreement shall be valid or binding on either party hereto, unless in writing and executed by the parties hereto.

16.15 This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

     EXECUTED by the parties hereto as of the day and year first above written.

BY SMARTSOURCES.COM TECHNOLOGIES INC.:



/s/ MICHAEL J. FORSTER                            President COO
------------------------------------              ------------------------------
Authorized Signature                              Title


Michael J. Forster                                February 18, 2000
------------------------------------              ------------------------------
Name                                              Date


BY KTRAVEL SOLUTIONS INC.:



------------------------------------              ------------------------------
Authorized Signature                              Title



------------------------------------              ------------------------------
Name                                              Date


BY UNIGLOBE TRAVEL (WESTERN CANADA) INC.:



/s/ L. RADLOFF                                    President
------------------------------------              ------------------------------
Authorized Signature                              Title


L. Radloff                                        February 18, 2000
------------------------------------              ------------------------------
Name                                              Date

                                  SCHEDULE "A"

INITIAL TRAINING

1.1 Smartsources will provide Initial Training to the Region in the form of instruction by Personnel (the "Instruction"), and Product Documentation to the Region. The Instruction provided by Smartsources to the Region shall not exceed a maximum of 40 hours, and Smartsources shall only be responsible for providing the Instruction to a maximum of 6 of the Region's selected employees (the "Training Group").

1.2 The use and operation of the Technology pre-supposes a minimum level of computer and internet knowledge. The Region shall ensure that the Training Group that it selects possess a minimum level of computer and internet knowledge to understand how to use and operate the Technology after appropriate Instruction. Smartsources shall not be responsible for providing extra training to employees of the Region that do not possess such minimum knowledge.

1.3 If the Region requires instruction exceeding the Initial Training, this shall constitute Supplementary Services and require Supplementary Services Fees, as set out below.

SUPPLEMENTARY SERVICES FEES

2.1 During the term of this Agreement, and any extensions thereof, Smartsources shall offer Supplementary Services to the Region.

2.2 The Region shall provide Smartsources with a written request for Supplementary Services. Smartsources shall provide within a reasonable time to the Region the Supplementary Services in accordance with, but not limited to, the following schedule of Supplementary Service Fees:

---------------------------------------------------------------------------------------------------------
                     Technology                        Fee per hour (in Canadian dollars)
----------------------------------------------------------------------------------------------------------

Chief Technology Officer                               $250
----------------------------------------------------------------------------------------------------------
Director, Development                                  $145
----------------------------------------------------------------------------------------------------------
Development Manager                                    $125
----------------------------------------------------------------------------------------------------------
Developer - Database                                   $163
----------------------------------------------------------------------------------------------------------
Developer 3                                            $175
----------------------------------------------------------------------------------------------------------
Developer 2                                            $150
----------------------------------------------------------------------------------------------------------
Developer 1                                            $85
----------------------------------------------------------------------------------------------------------
MIS/Network Specialist 2                               $125
----------------------------------------------------------------------------------------------------------
MIS/Network Specialist 1                               $90
----------------------------------------------------------------------------------------------------------
Production Manager                                     $155
----------------------------------------------------------------------------------------------------------
Webmaster 3                                            $150
----------------------------------------------------------------------------------------------------------
Webmaster 2                                            $96
----------------------------------------------------------------------------------------------------------
Data Conversion Engineer - Lead                        $90
----------------------------------------------------------------------------------------------------------
Data Conversion Engineers                              $75
----------------------------------------------------------------------------------------------------------
Quality Assurance                                      $75
----------------------------------------------------------------------------------------------------------
Server Engineers - Lead                                $250
----------------------------------------------------------------------------------------------------------
Server Engineers - Senior                              $225
----------------------------------------------------------------------------------------------------------
Server Engineers                                       $180
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
              PROJECT MANAGEMENT
----------------------------------------------------------------------------------------------------------
Project Manager                                        $145
----------------------------------------------------------------------------------------------------------
Business Analyst                                       $145
----------------------------------------------------------------------------------------------------------
Unit Manager                                           $125
----------------------------------------------------------------------------------------------------------
Senior Producer                                        $105
----------------------------------------------------------------------------------------------------------
Producer                                               $86
----------------------------------------------------------------------------------------------------------
Associate Producer                                     $58
----------------------------------------------------------------------------------------------------------
Indexer                                                $48
----------------------------------------------------------------------------------------------------------
Customer Support & Training                            $80
----------------------------------------------------------------------------------------------------------
Technical Writer                                       $120
----------------------------------------------------------------------------------------------------------
              STUDIO
----------------------------------------------------------------------------------------------------------
Director, Studio                                       $145
----------------------------------------------------------------------------------------------------------
Principal Designer                                     $130
----------------------------------------------------------------------------------------------------------
Designer                                               $120
----------------------------------------------------------------------------------------------------------
Junior Designer                                        $72
----------------------------------------------------------------------------------------------------------
Production Artist                                      $88
----------------------------------------------------------------------------------------------------------
             PRODUCT MARKETING
----------------------------------------------------------------------------------------------------------
Director, Product Marketing                            $155
----------------------------------------------------------------------------------------------------------
Senior Product Manager                                 $96
----------------------------------------------------------------------------------------------------------
Product Manager                                        $77
----------------------------------------------------------------------------------------------------------
Public Relations Associate                             $85
----------------------------------------------------------------------------------------------------------
              BUSINESS DEVELOPMENT
----------------------------------------------------------------------------------------------------------
V.P., Business Development                             $200
----------------------------------------------------------------------------------------------------------
Director. Business Development                         $155
----------------------------------------------------------------------------------------------------------
Business Development Associate                         $90
----------------------------------------------------------------------------------------------------------
Market Requirements Engineer                           $170
----------------------------------------------------------------------------------------------------------


     The Region shall be responsible for the travel, living and per diem costs for Personnel to undertake the Supplementary Services. These rates are subject to change from time to time during the term of this Agreement, and any extensions thereof.

     Smartsources shall provide the Region with written notice of any revised Supplementary Services Fees (the "Notice/s"). The Region shall be responsible for distributing the Notice/s to the Franchisees. The revised Supplementary Services Fees shall take effect 30 days after the date of the applicable Notice.

SPECIAL REQUIREMENTS FEE

3.1 The Region shall provide a detailed written request to Smartsources if the Region requires Smartsources to modify the Technology to support Special Requirements.

3.2 SmartSources shall respond within a reasonable time to the Region with a work specification outlining the time, materials and cost to provide any Special Requirements requested by the Region (the "Work Spec").

3.3 If the Region accepts the terms of the Work Spec, in consideration of the services provided by Smartsources to the Region to fulfil the Special Requirements, the Region shall agree to pay to Smartsources a Special Requirements Fee, which will be set out in the Work Spec.

     Region shall be responsible for the travel, living and per diem costs for Personnel to undertake the Special Requirements.

3.4 If the Region does not proceed with the Special Requirements Smartsources may still charge a Supplementary Services Fee to the Region for the consulting services and research required to create the Work Spec.

CREDITS TO THE REGION

4.1 In consideration for the Region's contributions with respect to facilitating the execution of the kServer License Agreements, Smartsources shall provide a credit to the Region in the amount of Cdn$500.00 for each kServer License Agreement executed by a Franchisee (not including the Tier One Franchisees) within the Territory during the term of this Agreement. The Region shall not receive a credit for the Tier One Franchisees unless the Tier One Franchisees decide to upgrade their Tier One kSites to kSites that include Travel Portals.

4.2 In consideration for the Region's covenants under this Agreement, Smartsources shall provide a credit to the Region in the amount of 10% of the Monthly License Fees received by Smartsources within the Territory during the term of this Agreement.

4.3  Smartsources agrees to:

     (a) accept the credits under Sections 4.1 and 4.2 (the "Credits") as payment by the Region of any Special Requirements and/or Supplementary Services that the Region requests under Article 7.0 of this Agreement; or

     (b) provide all, or any part of, the outstanding Credits in the form of a cheque from Smartsources to the Region, within 15 business days of the Region's written request for such cheque.

THIRD PARTY PRICING

5.0 Smartsources shall review from time to time, but not less than four times a year, the pricing that Smartsources provides to other third party customers (the "Third Party Pricing") with respect to the Technology, and compare the Third Party Pricing to the pricing offered to the Region at that time. Smartsources agrees that if it discovers any Third Party Pricing that is lower than the pricing offered to the Region at that time, with respect to the average Monthly Licensing Fees on the basis of at least $100 Travel Portals being licensed to each Franchisee, then Smartsources shall offer the lower Third Party Pricing to the Region.

                                  SCHEDULE "B"


                            DESCRIPTION OF TECHNOLOGY

The kServer technology is described generally as follows:

I. DESIGN & PRESENTATION

1. Provide kSite and Travel Portal interface design and layout in compliance to Uniglobe trademarks and graphical standards

2. Provide all digital imaging requirements for implementation of a template

3. Facilitate branding and labelling of each kSite.

II. kSITE FUNCTIONALITY

1. A uniquely branded website displaying licensee-specific information

2. Display licensee-specific content published via content authoring tools

3. Display regional produced content syndicated to each licensee kSite

4. Provide self-registration and login features to subscribers

5. Facilitate a hyperlink to third party booking engine

III. Content Authoring

1. Provides online tools to publish content to a kSite via a java-enabled Internet browser


     (a)  The Content Authoring Module will enable licensee to:
     (b)  Create and edit new knowledge bases (Categories)
     (c)  Create and edit new sub-knowledge bases (Sub-Categories)
     (d) Default templates with pre-established slots for uploading of content (ie specials, news articles etc.);

2. Create new templates with various combinations of slot values:

             (i)      Text box
             (ii)     Text area
             (iii)    Image
             (iv)     Static Image
             (v)      Hyper Link

3. Create, edit, post and delete instances (content or article consisting of a combination of slot values) to a kSite

4. Receive and share knowledge bases and instances published by the Region

IV. TRAVEL PORTAL FUNCTIONALITY & SUBSCRIBER MANAGEMENT

1. Self-registration and creation of personal travel portal

2. Displaying unique name of traveller

3. Destination Content provided by Lonely Planet

4. Self-selection of value-added content

5. Travel portal will include the following value-added content and application modules:

     (a)  Weather by Weather Labs

     (b)  Stock Portfolio by Stockpoint
     (c) News with modules provided by CNNfn, Washington Post, Fox News, Information Week, Los Angles Times, News.com, San Jose Mercury News, Time, USA Today, Wired News, ZD Net
     (d)  Street Maps by Map Quest
     (e)  Bookmark
     (f)  Calculator
     (g)  Census Maps
     (h)  Discussion Boards
     (i)  Email
     (j)  Excite Top News by Reuters
     (k)  Excite Business News
     (l)  Excite Tech News by ZDNet
     (m)  Excite Sport News
     (n)  Excite Entertainment News by UPI
     (o)  Excite Health News
     (p)  Excite Auto Guide
     (q)  Excite TV Listings
     (r)  Excite MLB Scores
     (s)  Excite MLS Scores
     (t)  Excite NBA Scores
     (u)  Excite NCAA Football Conferences
     (v)  Excite NCAA Football Scores
     (w)  Excite NFL Scores
     (x)  Excite NHL Scores
     (y)  Excite Small Business by Quicken
     (z)  Excite Maps
     (aa) Excite Movie Features
     (bb) Horoscopes
     (cc) News Tracker
     (dd) News from Moreover
     (ee) News from iSyndicate
     (ff) Notes
     (gg) Package Tracker
     (hh) Search
     (ii) Search with GoTo
     (jj) Search with RealNames
     (kk) Search with iAtlas
     (ll) Yellow Pages from iAtlas


6. Subscriber management module will provide the following capabilities:

     (a)  Create and add new subscribers
     (b) View subscriber profiles and pertinent business-specific fields (ie. first name, last name, company name, email address etc.)
     (c)  Edit or delete subscriber profiles
     (d)  Search subscriber profiles by first name and/or last name and/or email

The technology provided for the TIER ONE kSITES is described generally as follows:


1. Provide kSite interface design and layout in compliance to Uniglobe trademarks and graphical standards

2.   Provide all digital imaging requirements for implementation of a template

3. Facilitate branding and labelling of each kSite limited to the following agency specific data:

     (a)  Name of Agency
     (b)  Domain Name as text
     (c)  Address(es) and Locations
     (d)  Telephone Number(s)
     (e)  Facsimile Number(s)
     (f)  Email Address
     (g)  Welcome message/About Us

                                  SCHEDULE "C"


                            KSERVER LICENSE AGREEMENT

                            KSERVER LICENSE AGREEMENT


THIS AGREEMENT made as of the ________day of ________________, 2000.


BETWEEN:

          KTRAVEL SOLUTIONS INC., with an office at 300 North Commercial, P.O. Box 5008, Bellingham, Washington 98227-5008

          (hereinafter called "SMARTSOURCES")

                                                               OF THE FIRST PART

AND:

                                                      <INSERT COMPANY
          __________________________________________________________
          NAME>, with an office at__________________________________
          ___________________________________________________<INSERT
          HEAD OFFICE ADDRESS>

          (hereinafter called the "LICENSEE")

                                                              OF THE SECOND PART

          WHEREAS:

A. Smartsources.com specializes in the development of software technology for Internet-based content and knowledge management;

B. Smartsources.com has developed a certain Internet application and technology for deployment of website and portal services;

C. Smartsources has obtained a license from Smartsources.com to sublicense the Technology to third parties under the terms and conditions of this Agreement;

D. The Licensee is a franchisee of the Region, which is defined in Schedule "E" (the "Region"); and

E. The Licensee shall obtain from Smartsources a non-exclusive license to use the Technology within the Territory upon the terms and conditions herein contained.

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:

1.0       DEFINITIONS

1.1       In this Agreement:

          (a) "AFFILIATED COMPANY" or "AFFILIATED COMPANIES": two or more corporations where the relationship between them is one in which one of them is a subsidiary of the other, or both are subsidiaries of the same corporation, or fifty percent (50%) or more of the voting shares of each of them is owned by the same person, corporation or other legal entity;

          (b) "BETA TEST": means the initial kSite and Travel Portals approved by the Region;

          (c) "COMMENCEMENT DATE": this Agreement will be deemed to have come into force on the Date of Commencement which shall be the date of execution of this Agreement by Smartsources, and shall be read and construed accordingly;

          (d) "CONFIDENTIAL INFORMATION": any information designated by either party as confidential, whether orally or in writing but excluding any information that is:

               (i) possessed by the party to which the information is disclosed (the "Recipient") prior to receipt from the party disclosing the information (the "Discloser"), other than through prior disclosure by Discloser, as evidenced by the Recipient's business records;

               (ii) published or available to the general public otherwise than through a breach of this Agreement;

               (iii) obtained by the Recipient from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the Discloser; or

               (iv) independently developed by employees, agents or consultants of the Recipient who had no knowledge of, or access to, the Discloser's information as evidenced by the Recipient's business records;

          (e) "CONTENT PARTNERSHIPS": refers to a set of present and future content and web application partnerships established by Smartsources to which the Licensee is granted access to as part of the Technology under this Licence;

          (f) "DEPLOYMENT DATE": means the physical deployment date for the Technology determined by Smartsources and approved by the Region;

          (g) "DOCUMENTATION": includes all functional specifications, operating instructions, user guides, manuals, reference materials, papers or other materials of any nature whatsoever that are supplied by Smartsources in conjunction with the Technology;

          (h) "ENHANCEMENTS": improvements, variations, updates, modifications, and enhancements made by Smartsources relating to the Technology at any time after the Commencement Date;

          (i) "HOSTING": means the physical location of servers and facilities from where the Technology and applications are delivered and serviced to the Internet;

          (j) "INITIAL SET-UP FEE": means the fees charged by Smartsources to the Licensee for the initial set up and configuration of the User System for the Technology, as set forth in Section 5.1 and Schedule "A" hereto;

          (k) "INTERNET TRAVEL RESERVATION ENGINE": means any third party web application designed to deliver electronic booking and related functionalities for travel-related reservations;

          (l) "KSITE": means a website produced by the Technology that is licensed on the terms and conditions herein contained, and described in Schedule "B" hereto;

          (m) "LICENSEE DATA": any and all data specific to the Licensee generated and/or collected by the Licensee and/or Smartsources as part of the function of the Technology, including but not limited to the Licensee's customer profiles, consumer data, databases and/or customer preferences;

          (n) "MONTHLY LICENCE FEES": means the monthly fees charged by Smartsources to the Licensee for the services delivered and support of the Technology, as set forth in Section 5.2 and Schedule "A" hereto, as amended from time to time by Smartsources;

          (o) "MULTI-BRANCH LICENSEE": means a Licensee that has more than one branch owned by a single entity;

          (p) "PERSONNEL": means all employees, officers, directors and agents of Smartsources, and any of them;

          (q) "PRIME RATE": means the prime rate of interest charged from time to time by the main branch at Vancouver of The Royal Bank of Canada. A certificate signed by a branch manager of The Royal Bank of Canada stating its prime rate at any time shall be conclusive evidence of the Prime Rate for the purposes of this Agreement;

          (r) "SMARTSOURCES.COM": means the head licensor of the Technology, Smartsources.com Technologies Inc., a corporation duly incorporated under the laws of British Columbia;

          (s) "TECHNOLOGY": means any and all knowledge, know-how and/or technique or techniques invented, developed and/or acquired, prior to the Date of Commencement by Smartsources.com relating to and including the Technology, including a specified number of Travel Portals as described in Schedule "B" hereto, as amended from time to time and the Documentation; and

          (t) "TERRITORY": means the geographical boundary within which the Technology may be used by the Licensee as described in Schedule "E" hereto;

          (u) "TIER ONE kSITE": means a website produced by the Technology without the Travel Portal functionality, as described in Schedule "B" hereto;

          (v) "TRAVEL PORTALS": means the personalized travel portals produced with the Technology that are licensed to a user and described in Schedule "B" hereto;

          (w) "USER CONTENT": means the travel user content and information specific to each website, as provided by the Licensee and/or the Region through the use of the Technology; and

          (x) "USER SYSTEM": means the computer hardware and software configuration of the Licensee required to support and use the Technology, as described in Schedule "C" hereto.

2.0 PROPERTY RIGHTS IN AND TO THE TECHNOLOGY

2.1 The parties hereto hereby acknowledge and agree that Smartsources.com owns any and all right, title and interest in and to the Technology. The Licensee shall, at the request of Smartsources.com, enter into such further agreements and execute any and all documents as may be reasonably required to ensure that ownership of the Technology remains with Smartsources.com. The Licensee shall take all action required with its employees and agents, by agreements or otherwise, to comply with its obligations under this Agreement with respect to preventing unauthorized use, copying, modification or other distribution of the Technology, and the protection and security with respect to the provisions of this Agreement.

3.0 GRANT OF LICENCE

3.1 In consideration of the Initial Set-Up Fee, Monthly Licence Fees and the covenants on the part of the Licensee contained herein, Smartsources hereby grants to the Licensee a non-exclusive, non-transferable limited licence (the "LICENCE") to use the Technology within the Territory solely upon the terms and conditions herein contained.

3.2 The Licence herein granted to the Licensee, whose operations office is set out in Section 13.1, is solely for use of the Technology on the User System for the purpose of providing the Licensee's customers with access to the Licensee's products and services via the Internet, upon the specific terms and restrictions herein contained.

3.3 The Licence does not grant to the Licensee the following rights (without limiting the generality of the foregoing):

          (a) to distribute, sell, lease, transfer, assign, trade, rent, publish or license the Technology, or any part thereof including the Documentation and/or copies thereof, to any other entity;

          (b) to use the Technology, or any part thereof for any other purpose other than as set out in this Section 3.2;

          (c) to modify, adapt, translate, reverse engineer, decompile, disassemble, create derivative work or develop any system or program based on the Technology, except as specifically permitted in writing by Smartsources:

          (d) to secure independent advertising other than that provided by Smartsources and the Region except as specifically permitted in writing by Smartsources and the Region;

          (e) to include or bring in other technology, applications, or functionalities in relation to the Technology except as specifically permitted in writing by Smartsources through the negotiation and execution of a separate customization agreement with respect to the same;

          (f) to change the Content Partnerships related to the Technology in any way except as specifically permitted in writing by Smartsources and the Region; or

          (g) to attempt to bring in or hire other organisations for the purpose of adding to the Content Partnerships to be integrated into the Technology except as specifically permitted in writing by Smartsources and the Region.

3.4 The Licensee acknowledges and agrees that Smartsources exclusively owns and retains any and all right, title and interest to the Technology and agrees to refrain from any act or omission that derogates from or infringes upon such exclusive proprietary rights of Smartsources in the Technology. In the event that the Licensee becomes aware that a third party or third parties are improperly using the Technology, or any part thereof, or infringing upon any proprietary rights of Smartsources to the Technology, the Licensee shall promptly notify Smartsources of all facts known to it relating to such use.

3.5 Smartsources reserves the right to protect, in any and all jurisdictions, by copyright, patent, trade-mark, trade name and all other forms of legal and equitable protection, its right, title and interest to the Technology.

3.6 Smartsources agrees not to directly market the Technology to the customers of the Licensee. Other than this sole restriction, Smartsources may independently publish, sell, license or distribute the Technology and/or Enhancements to any third party and in any market, including but not limited to the Licensee's suppliers, direct and indirect competitors.

3.7 Smartsources reserves the right to fulfil its contractual and/or legal obligations to third parties associated with the Technology, subject to such obligations not interfering with the core functionalities of the Technology as described in Schedule "B".

4.0 TERM

4.1 The Licence herein granted is effective as of the Commencement Date, and shall continue for 3 years (the "CURRENT TERM") unless terminated in accordance with this Agreement. Upon completion of the Current Term, the Licence herein granted shall be automatically renewed on a yearly basis (the "RENEWAL TERM") thereafter, upon the terms and conditions herein contained, mutatis mutandis, subject to the following:

          (a) the Licensee shall not be entitled to an automatic renewal if it is in material breach of any of the terms of this Agreement and Smartsources shall be entitled to termination of this Agreement under Article 11.0 of this Agreement; or

          (b) if the Licensee wishes not to renew the Licence, the Licensee shall notify Smartsources of its intention to not renew by way of written notice sent to Smartsources 45 days prior to the expiration of the then current term.

               Smartsources shall not charge the Licensee any renewal fees for any automatic renewals by the Licensee under this Section 4.1.

4.2 The Licence granted herein is personal to the Licensee and is not granted to any of the Licensee's Affiliated Company or Affiliated Companies.

5.0 FEES

5.1 At least 15 days prior to the installation and delivery of the Technology to the Licensee, the Licensee shall:

          (a) provide any agency-specific content of the Licensee reasonably requested by Smartsources to implement the Technology on the User System; and

          (b) pay the Initial Set-Up Fee to Smartsources as set out in Schedule "A".

5.2 In further consideration for the license granted hereunder, the Licensee shall, commencing on the Commencement Date, and continuing thereafter prior to the first of each and every month during the term of the Licence herein granted, and any extensions thereof, pay to Smartsources the Monthly Licence Fees according to the number of Travel Portals associated with the Technology as set forth in Schedule "A". Multi-Branch Licensees shall pay the Monthly License Fees according to the aggregate number of Travel Portals licensed to all of its branches that request a kSite, as set forth in Schedule "A".

5.3 Smartsources shall not be required to provide any training for the use and operation of the Technology directly to the Licensee. Smartsources shall only provide training, consulting and any other supplementary services to the Region.

5.4 Any outside support, consulting, integration and outsourcing services in relation to the Technology intended to be used by the Licensee requires the prior written consent of Smartsources. Use of such outside services by the Licensee in relation to the Technology without Smartsources's prior written consent constitutes a material breach of this Agreement by the Licensee.

5.5 In addition to the Licence Fees payable hereunder, the Licensee shall indemnify and hold harmless Smartsources against all value added, sales, social services, excise and other taxes, rates and duties chargeable against Smartsources (except taxes based on net income) arising from the transactions contemplated by this Agreement.

5.6 All monies payable by the Licensee to Smartsources under this Agreement shall be calculated and paid in Canadian Dollars and shall be paid by pre-authorized payment from the Licensee's account, which information should be provided by the Licensee to Smartsources in the form of the attached Schedule "D".

5.7 Smartsources shall submit receipts showing payment and/or all current invoices due for payment under this Agreement to the address of the Licensee set out above, or such other address as the Licensee may direct, in writing.

5.8 The Licensee shall arrange with its pre-authorization payment account to make timely payment of all monies due to Smartsources under this Agreement. Late payments shall bear interest on the outstanding amounts due at the rate of 2% above the Prime Rate in effect from time to time. For the purposes of determining interest on the amounts outstanding, interest shall be calculated and compounded monthly using the daily weighted average of the Prime Rate in effect during such month. Interest accruing from time to time on the amounts outstanding shall be due and payable monthly in arrears on the last day of each calendar month.

6.0 RESPONSIBILITIES

6.1 Smartsources shall provide the Licensee with the Documentation with respect to the implementation and use of the Technology, but the Licensee shall be solely responsible for the supervision, management and control of the Technology as installed in the User System including, but not limited to:

          (a) assuring proper machine configuration as set out in Schedule "C", program up-date installation, audit controls and operating methods;

          (b) all required registrations in association with its kSite, including but not limited to registration of the kSite with the relevant search engines and registration of domain names in association with the kSite;

          (c) establishing adequate backup plans based on alternative hardware, fault tolerant systems or manual procedures as well as re-start and recovery procedures in the event of downtime;

          (d) ensuring that only adequately trained and authorized employees use the Technology;

          (e) implementing sufficient procedures and checkpoints to satisfy requirements for security and accuracy of data input and output, as well as establishing and implementing adequate procedures and safeguards with respect to non-disclosure of the Technology; and

          (f) revising and updating the User Content as required from time to time.

6.2 A Multi-Branch Licensee shall be solely responsible for each of its branches, including but not limited to:

          (a) handling a request for a kSite from a branch and providing sufficient written notification thereof to Smartsources;

          (b) providing a copy of this Agreement to each of its branches that requests a kSite to ensure that each branch is reasonably familiar with its obligations as a licensee of the Technology: and

          (c) ensuring that each of its branches complies with Smartsources' reasonable requests for information to ensure that Smartsources is able to fulfill its responsibilities under Section 6.2 of this Agreement.

6.3            Smartsources shall be responsible for:

          (a) providing Hosting for the Licensee, commencing from the Deployment Date, subject to Smartsources reserving the right to obtain such Hosting from an outside source;

          (b) set-up and installation procedures for the Technology on or before the Deployment Date; and

          (c) providing a layout for the Licensee's KSite that is consistent with the graphic standards, logos, colours, look and feel of the Beta Test (the "Layout").

6.4 From time to time, Smartsources may alter, modify or design the Layout as reasonably required by the technical requirements of the Technology and/or Enhancements.

6.5 Smartsources shall be obliged to accept any reasonable User Content produced by the Region or specifically added by the Licensee to the Licensee's website.

7.0 LIMITED WARRANTY AND LIMITATIONS OF LIABILITY

7.1 Smartsources warrants to maintain the reasonable availability of the Technology via the Internet to the Licensee.

7.2 The above warranty is in lieu of any and all other warranties expressed, implied or statutory, including, but not limited to, any implied warranties of merchantability or fitness for a particular purpose, durability for a reasonable period of time, and any other warranty implied at law or in equity. The Licensee expressly waives any such warranties as may be imposed by law. Smartsources makes no representations regarding the use or the results of use of the Technology in terms of correction, accuracy, reliability or otherwise other than under Section 7.1.

7.3 Without limiting the generality of the foregoing, neither the support services nor the warranties herein granted shall extend to the rectification of failures resulting from:

          (a) any error, defect, or malfunction associated with the Licensees' customers' use of the Internet Travel Reservation Engine;

          (b) the accuracy and/or reliability of the User Content on the Licensee's website;

          (c) any error, defect, or malfunction associated with the Licensees' customers' use of the applications associated with the Content Partnerships;

          (d) the accuracy and/or reliability of the content and information provided by the Content Partnerships;

          (e) a defect in, or malfunction of, the designated hardware or any other Licensee equipment in the User System;

          (f) the use of the Technology on computer hardware or a computer configuration other than the User System;

          (g)  electrostatic discharge or magnetic fields;

          (h) the misuse of the Technology or its use in conjunction with any other Technology;

          (i)  failure to keep all or part of any equipment clean;

          (j) any damage occasioned by acts of war, civil unrest, or acts of God; or

          (k) the usage of the Technology to produce a result that is deemed by Smartsources to be in conflict with the design of the Technology;

          (l) any alteration or modification of the Technology in any way by the Licensee or a third party;

          (m) any other cause not within the control of Smartsources and which could not be prevented by the exercise of reasonable diligence by Smartsources.


7.4. In no event shall Smartsources be liable for direct, indirect, special or consequential damages (including damages for loss of business profits, business interruption, loss of business information) arising from any defect, error, fault, or failure to perform with respect to the Technology even if Smartsources has been advised of the possibility of such defect, error, fault, or failure. The Licensee acknowledges that it has been advised by Smartsources to undertake its own due diligence with respect to the Technology. Each party's liability on any claim shall under no circumstances exceed the amounts due or paid by the Licensee to use the Technology under this Agreement.

7.5 The Licensee agrees that its sole remedy arising from a breach of the limited warranty contained in Section 7.1 is to notify Smartsources in writing of an interruption of the Hosting service (the "Notice"). If the Licensee continues not to have access to the Technology for a consecutive period of 30 days following the date that Notice was provided to Smartsources, the Licensee may then, at its option, terminate this Agreement in accordance with Article 11.0.

7.6 The Licensee acknowledges that web-based technology in general is not error free and agrees that the existence of such errors shall not constitute a breach of this Agreement. If the Licensee discovers a defect in the Technology, it shall provide a reasonably detailed written description of the defect to Smartsources (the "Defect"). Thereupon, Smartsources shall use its reasonably efforts to correct the Defect, provided that Smartsources is satisfied that the Defect is of a nature of a malfunction, as opposed to a modification of the Technology.

7.7 In the event that the Defect cannot be corrected, the Licensee's only remedy is to terminate the Agreement without any recourse in damages against Smartsources.

8.0 ENHANCEMENTS

8.1 Smartsources shall have the right, at any time and from time to time, to modify, expand or enhance the Technology, and the Licensee shall cooperate fully with, and allow, Personnel to effect such changes, provided that such changes do not interfere with, or disrupt the Licensee's use of the Technology.

9.0 CONFIDENTIALITY AND NON-DISCLOSURE

9.1 The Confidential Information shall be received used or developed by either party solely in furtherance of the purposes set forth in this Agreement subject to the terms and conditions set forth in this Article 9.0.

9.2 The parties shall keep and use all of the Confidential Information in confidence and will not, without the Discloser's prior written consent, disclose any Confidential Information to any person or entity, except those of the Recipient's officers, employees or consultants who require the Confidential Information in performing their obligations under this Agreement.

9.3 The parties shall not use, either directly or indirectly, any Confidential Information for any purpose other than as set forth herein without the Discloser's prior written consent.

9.4 If the Recipient is required by judicial or administrative process to disclose any or all of the Confidential Information, the Recipient shall promptly notify the Discloser and allow the Discloser reasonable time to oppose such process before disclosing any Confidential Information.

9.5 Notwithstanding any termination or expiration of this Agreement, the obligations created in this Article 9.0 shall survive and be binding on both parties, their successors and permitted assigns.

9.6 Smartsources covenants and agrees to not disclose any information it receives concerning the business of the Licensee without the Licensee's specific written consent, or unless such information becomes publicly available through no action of Smartsources. Smartsources shall take appropriate action with its employees, by agreement or otherwise, to satisfy its obligations under this sub-section.

10.0 INDEMNIFICATION BY THE LICENSEE

10.1 The Licensee recognizes that the Technology and all information in respect thereto constitute valuable proprietary rights and ownership to Smartsources. The Licensee hereby indemnifies, holds harmless and defends Smartsources against any and all claims, actions, causes of action, suits, proceedings, demands, assessments, judgments, costs, including reasonable legal costs and other expenses incidental to the foregoing, damages or liability which may be made or brought against Smartsources and its successors and assigns by any person or entity whomsoever directly or indirectly arising out of the exercise of any rights under this Agreement including, without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, arising from or out of the use of the Technology by the Licensee howsoever the same may arise.

11.0 TERMINATION

11.1 This Agreement may be terminated by Smartsources immediately without notice prior to the expiration of the term, and any extensions thereof, upon the following:

          (a) the failure by the Licensee to pay any amounts due hereunder, where such failure is not fully corrected within 14 days of written notice by Smartsources to the Licensee;

          (b) the failure or neglect of the Licensee (the "BREACHING PARTY") to observe, keep, or perform any of the covenants, terms and conditions hereunder, where such non-performance is not fully corrected by the Breaching Party within 30 days of written notice by the non-Breaching Party to the Breaching Party; or

          (c) any proceeding under the Bankruptcy and Insolvency Act of Canada, or any other statute of similar purport, is commenced by or against the Licensee.

11.2 Smartsources may, at its option, terminate this Agreement immediately on the happening of any one or more of the following events by delivering notice in writing to that effect to the Licensee:

          (a)  if the Licensee becomes insolvent;

          (b) if any execution, sequestration, or any other process of any court becomes enforceable against the Licensee or if any such process is levied on the rights under this Agreement or on any of the monies due to Smartsources and is not released or satisfied by the Licensee within 30 days thereafter;

          (c) if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the Licensee;

          (d) if the Licensee is more than 30 days in arrears of royalties or other monies that are due to Smartsources under the terms of this Agreement;

          (e) if the Licensee ceases or threatens to cease to carry on its business;

          (f) if the Licensee makes a material misrepresentation to Smartsources in relation to this Agreement;

          (g)  if the Region's relationship with Smartsources is terminated; or

          (h) if the Licensee's franchise relationship with the Region is terminated.

11.3 Either party may terminate the Licence herein by notifying the other party in writing at least 45 days prior to the end of the Current Term or Renewal Terms, as applicable, of its intention to terminate this Agreement.

11.4 Immediately upon any termination of the Licence herein granted for any reason, the Licensee shall:

          (a) immediately cease using the Technology, or any part thereof, in any manner whatsoever;

          (b) return or immediately destroy, or cause to be destroyed, all copies, backups and versions of the Technology licensed herein;

          (c) immediately return to Smartsources all Documentation provided with, generated by or descriptive of the Technology; and

          (d) forthwith furnish to Smartsources a certificate in form and substance satisfactory to Smartsources certifying to the destruction of the Technology licensed herein and the return of all Documentation.

11.5 The Licensee agrees and acknowledges that any of its obligations to pay any outstanding monies under Article 5.0 that are due and payable to Smartsources at the time of termination shall survive termination.

11.6 Immediately upon any termination of the Licence for any reason, the Licensee shall have no further right of any nature whatsoever in the Technology or any Enhancements.

11.7 Smartsources recognizes that the Licensee Data and all information in respect thereto constitute valuable proprietary rights and ownership to the Licensee. During the term of this Agreement and after termination of this Agreement, Smartsources shall not use the Licensee Data for any purpose whatsoever (including but not limited to downloading the Licensee Data, disclosing the Licensee Data to third parties, using the Licensee Data for commercial or marketing purposes, and data mining of the Licensee Data by Smartsources) without the prior written consent of the Licensee.

12.0 ASSIGNMENT

12.1 The Licensee shall have the right to assign its rights, duties and obligations under this Agreement to another entity, provided however that such entity executes a written agreement which provides that such entity shall assume all such obligations or covenants from the Licensee and that Smartsources shall retain all rights granted to Smartsources pursuant to this Agreement.

12.2 Smartsources shall have the right to assign its rights, duties and obligations under this Agreement to any of Smartsources.com, an Affiliated Company or Affiliated Companies of Smartsources, or an Affiliated Company or Affiliated Companies of Smartsources.com. In the event of such an assignment, the Licensee will release, remise and forever discharge Smartsources from any and all obligations or covenants, provided however that such company executes a written agreement which provides that such company shall assume all such obligations or covenants from Smartsources and that the Licensee shall retain all rights granted to the Licensee pursuant to this Agreement.

13.0 GENERAL

13.1 Any notice, request, demand, consent or other communication provided or permitted hereunder shall be in writing and given by personal delivery, transmitted by facsimile to the party whose address and facsimile number for the receipt of such document is as follows:

   (a)  If to Smartsources:

        Delivery:               kTRAVEL SOLUTIONS INC.,
                                ----------------------
                                300 North Commercial,
                                P.O. Box 5008,
                                Bellingham, Washington 98227-5008

                                Attention:
                                Facsimile:

   (b)  If to the Licensee:

        Delivery:               _______________________<COMPANY NAME>
                                ________________<HEAD OFFICE ADDRESS>
                                ________________
                                ________________
                                Attention:_________________<INSERT MAIN CONTACT>
                                Facsimile:_________________<INSERT FAX NUMBER>

or to such other address for delivery or facsimile as a party may, in writing, direct. Any notice so given shall be deemed to have been received on the date it was delivered or transmitted.

13.2 This Agreement shall be governed in all respects by the laws of the Province of British Columbia, and any dispute thereunder shall be subject to the exclusive jurisdiction of the British Columbia Courts. The parties irrevocably attorn to the sole jurisdiction of British Columbia.

13.3 The Licensee acknowledges and agrees that the Technology constitute valuable proprietary rights and ownership to Smartsources. The Licensee acknowledges that the unauthorized use or release of the Technology except as provided herein, would result in damages to Smartsources which could not be adequately compensated for in damages by monetary award. Accordingly, in the event of any such breach, in addition to all other remedies available at law or in equity, Smartsources shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with this Agreement.

13.4 Time is hereby expressly made of the essence with respect to the performance of the parties of their respective obligations under this Agreement.

13.5 The parties shall not be held responsible, nor shall either party be considered in breach of this Agreement, for the failure of either party to fulfill any terms or provisions hereof if such failure was a result of civil disorder, war, governmental decrees or laws, acts of enemies, strikes, floods, acts of God, or by any other cause not within the control of either party and which could not have been prevented by either party exercising reasonable diligence.

13.6 The parties hereto hereby covenant and acknowledge that the provisions of this Agreement with respect to confidentiality under Article 9.0 of this Agreement and other protection set forth in this Agreement shall survive the termination of this Agreement.

13.7 No omission or delay of either party hereto in requiring due and punctual fulfilment by the other party of the obligations of such party hereunder shall be deemed to constitute a waiver of its right to require due and punctual fulfilment, or a waiver of any of its remedies hereunder.

13.8 The parties hereto are independent, and neither party is the agent, joint venture, partner or employee of the other and no party shall be able to bind the other party.

13.9 The parties covenant and agree to make all applications, execute all other deeds, documents, instruments and assurances, and do such further and other acts as may be necessary or desirable to carry out the true intent and meaning of this Agreement, and to give full effect to the transactions contemplated or intended hereby.

13.10 This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13.11 Headings and captions are for the purposes of convenience only, and are not to be construed as part of this Agreement.

13.12 Terms of computer terminology which are not otherwise defined herein shall have the meanings normally attributed thereto in the computer industry, unless the context of the use of such terminology would suggest otherwise.

13.13 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, into which all prior negotiation, commitment, representations and undertakings of the parties are merged and, except as herein specifically provided, there are no oral or written understandings or agreements between the parties hereto relating to the subject matter hereof.

13.14 No amendment or other modification of this Agreement shall be valid or binding on either party hereto, unless in writing and executed by the parties hereto.

13.15 This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

     EXECUTED by the parties hereto as of the day and year first above written.

BY SMARTSOURCES.COM TECHNOLOGIES INC.:




---------------------------------------       ----------------------------------
Authorized Signature                          Title

---------------------------------------       ----------------------------------
Name                                          Date
                                      :
---------------------------------------
BY

---------------------------------------       ----------------------------------
Authorized Signature                          Title

---------------------------------------       ----------------------------------
Name                                          Date

                                  SCHEDULE "A"

                              MONTHLY LICENSE FEES


1.1 During the term of the Licence herein granted, and any extensions thereof, the Licensee shall pay to Smartsources a minimum Monthly License Fee of CDN$l50.00, commencing on the Commencement Date, and continuing thereafter prior to the first of each and every month.

1.2 At any time, the Licensee or Multi-Branch Licensee may choose to change the maximum number of Travel Portals managed by the Technology and then would agree to pay the corresponding Monthly License Fee according to the following:

----------------------------------------------------------------------------------------------------
                                         PRICE PER ADDITIONAL
      NUMBER OF TRAVEL PORTALS              TRAVEL PORTAL               MONTHLY LICENSING FEE
----------------------------------------------------------------------------------------------------
         0 (Tier One kSite)                  Tier One fee         $        25.00
----------------------------------------------------------------------------------------------------
                 50                     Basic subscription fee    $       150.00
----------------------------------------------------------------------------------------------------
                 75                   $         0.5000            $       162.50
----------------------------------------------------------------------------------------------------
                100                   $         0.4963            $       174.82
----------------------------------------------------------------------------------------------------
                125                   $         0.4926            $       186.95
----------------------------------------------------------------------------------------------------
                150                   $         0.4889            $       198.89
----------------------------------------------------------------------------------------------------
                175                   $         0.4852            $       210.65
----------------------------------------------------------------------------------------------------
                200                   $         0.4815            $       222.23
----------------------------------------------------------------------------------------------------
                225                   $         0.4778            $       233.62
----------------------------------------------------------------------------------------------------
                250                   $         0.4741            $       244.82
----------------------------------------------------------------------------------------------------
                275                   $         0.4704            $       255.84
----------------------------------------------------------------------------------------------------
                300                   $         0.4667            $       266.68
----------------------------------------------------------------------------------------------------
                325                   $         0.4630            $       277.33
----------------------------------------------------------------------------------------------------
                350                   $         0.4593            $       287.80
----------------------------------------------------------------------------------------------------
                375                   $         0.4556            $       298.08
----------------------------------------------------------------------------------------------------
                400                   $         0.4519            $       308.17
----------------------------------------------------------------------------------------------------
                425                   $         0.4482            $       318.08
----------------------------------------------------------------------------------------------------
                450                   $         0.4445            $       327.81
----------------------------------------------------------------------------------------------------
                475                   $         0.4408            $       337.35
----------------------------------------------------------------------------------------------------
                500                   $         0.4371            $       346.71
----------------------------------------------------------------------------------------------------
                525                   $         0.4334            $       355.88
----------------------------------------------------------------------------------------------------
                550                   $         0.4297            $       364.86
----------------------------------------------------------------------------------------------------
                575                   $         0.4260            $       373.67
----------------------------------------------------------------------------------------------------
                600                   $         0.4223            $       382.28
----------------------------------------------------------------------------------------------------
                625                   $         0.4186            $       390.71
----------------------------------------------------------------------------------------------------
                650                   $         0.4149            $       398.96
----------------------------------------------------------------------------------------------------
                675                   $         0.4112            $       407.02
----------------------------------------------------------------------------------------------------
                700                   $         0.4075            $       414.90
----------------------------------------------------------------------------------------------------
                725                   $         0.4038            $       422.59
----------------------------------------------------------------------------------------------------
                750                   $         0.4001            $       430.10
----------------------------------------------------------------------------------------------------
                775                   $         0.3964            $       437.42
----------------------------------------------------------------------------------------------------
                800                   $         0.3927            $       444.56
----------------------------------------------------------------------------------------------------
                825                   $         0.3890            $       451.51
----------------------------------------------------------------------------------------------------
                850                   $         0.3853            $       458.28
----------------------------------------------------------------------------------------------------
                875                   $         0.3817            $       464.86
----------------------------------------------------------------------------------------------------
                900                   $         0.3780            $       471.26
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
               925                       $       0.3743              $        477.47
----------------------------------------------------------------------------------------------------
               950                       $       0.3706              $        483.50
----------------------------------------------------------------------------------------------------
               975                       $       0.3669              $        489.34
----------------------------------------------------------------------------------------------------
              1000                       $       0.3632              $        495.00
----------------------------------------------------------------------------------------------------
          >1000, ,<=3500                          n/a                        $500.00
----------------------------------------------------------------------------------------------------

     For Travel Portals greater than 3500, the Monthly Licensing Fee will continue to increase at the same incremental scale according to the number of Travel Portals as the Monthly Licensing Fees from 1,000 to 3,500 Travel Portals set out in the above table. An additional Monthly License Fees schedule for Travel Portals greater than 3500 can be provided to the Licensee by Smartsources at the Licensee's request.


1.3 During any Renewal Term of the Licence, the Licensee shall pay a Monthly Licence Fee at the then current rate charged by Smartsources, in similar manner to that paid during the Current Term.

                               INITIAL SET-UP FEE

2.1 The Initial Set-Up Fee shall be the amount of CDN$2000.00, subject to Sections 2.2 and 2.3.

2.2 If the Licensee is licensing a Tier One kSite from Smartsources, the Initial Set-Up Fee shall be the amount of CDN$500.00.

23 If the Licensee is a Multi-Branch Licensee, the Initial Set-Up Fee shall be:

     (a) CDN$2000.00 for the first branch owned by the Multi-Branch Licensee that requests a kSite; and

     (b) CDN$500.00, for each subsequent branch owned by the Multi-Branch Licensee that requests a kSite.

2.4 All Initial Set-Up Fees are due and payable by the Licensee to Smartsources at least 15 days prior to the installation and delivery of the Technology to the Licensee.

                                  SCHEDULE "B"

                            DESCRIPTION OF TECHNOLOGY

The kServer technology is described generally as follows:

I. DESIGN & PRESENTATION

1. Provide kSite and Travel Portal interface design and layout in compliance to Uniglobe trademarks and graphical standards

2.   Provide all digital imaging requirements for implementation of a template

3.   Facilitate branding and labeling of each kSite.


II. kSITE FUNCTIONALITY

1.   A uniquely branded website displaying licensee-specific information
2    Display licensee-specific content published via content authoring tools
3.   Display regional produced content syndicated to each kSite
4    Provide self-registration and login features to subscribers
5.   Facilitate a hyperlink to third party booking engine


III. CONTENT AUTHORING

1. Provides online tools to publish content to a kSite via a java-enabled Internet browser

     (a) The Content Authoring Module will enable licensee to:

     (b) Create and edit new knowledge bases (Categories)

     (c) Create and edit new sub-knowledge bases (Sub-Categories)

     (d) Default templates with pre-established slots for uploading of content (ie specials, news articles etc.);

2. Create new templates with various combinations of slot values:

                      (i)      Text box
                      (ii)     Text area
                      (iii)    Image
                      (iv)     Static Image
                      (v)      Hyper Link

3. Create, edit, post and delete instances (content or article consisting of a combination of slot values) to a kSite

4. Receive and share knowledge bases and instances published by the Region


IV. TRAVEL PORTAL FUNCTIONALITY & SUBSCRIBER MANAGEMENT

1.      Self-registration and creation of personal travel portal
2.      Displaying unique name of traveler
3.      Destination Content provided by Lonely Planet
4.      Self-selection of value-added content
5. Travel portal will include the following value-added content and application modules:

          (a)  Weather by Weather Labs

          (b)  Stock Portfolio by Stockpoint

          (c) News with modules provided by CNNfn, Washington Post, Fox News, Information Week, Los Angles Times, News.com, San Jose Mercury News, Time, USA Today, Wired News, ZD Net

          (d)  Street Maps by Map Quest

          (e)  Bookmark

          (f)  Calculator

          (g)  Census Maps

          (h)  Discussion Boards

          (i)  Email

          (j)  Excite Top News by Reuters

          (k)  Excite Business News

          (l)  Excite Tech News by ZDNet

          (m)  Excite Sport News

          (n)  Excite Entertainment News by UPI

          (o)  Excite Health News

          (p)  Excite Auto Guide

          (q)  Excite TV Listings

          (r)  Excite MLB Scores

          (s)  Excite MLS Scores

          (t)  Excite NBA Scores

          (u)  Excite NCAA Football Conferences

          (v)  Excite NCAA Football Scores

          (w)  Excite NFL Scores

          (x)  Excite NHL Scores

          (y)  Excite Small Business by Quicken

          (z)  Excite Maps

          (aa) Excite Movie Features

          (bb) Horoscopes

          (cc) News Tracker

          (dd) News from Moreover

          (ee) News from iSyndicate

          (ff) Notes

          (gg) Package Tracker

          (hh) Search

          (ii) Search with GoTo

          (jj) Search with RealNames

          (kk) Search with iAtlas

          (ll) Yellow Pages from iAtlas

6. Subscriber management module will provide the following capabilities:

          (a)  Create and add new subscribers

          (b) View subscriber profiles and pertinent business-specific fields (ie. first name, last name, company name, email address etc.)

          (C)  Edit or delete subscriber profiles

          (d) Search subscriber profiles by first name and/or last name and/or email

The technology provided for the TIER ONE kSITES is described generally as follows:



1. Provide kSite interface design and layout in compliance to Uniglobe trademarks and graphical standards

2. Provide all digital imaging requirements for implementation of a template

3. Facilitate branding and labelling of each kSite limited to the following agency specific data:

   (a)    Name of Agency
   (b)    Domain Name as text
   (c)    Address(es) and Locations
   (d)    Telephone Number(s)
   (e)    Facsimile Number(s)
   (f)    Email Address
   (g)    Welcome message/About Us

                                  SCHEDULE "C"


           COMPUTER SOFTWARE AND HARDWARE REQUIREMENTS FOR TECHNOLOGY

1. The Licensee shall require an Internet connection.

2. The Licensee shall require one of the following Internet browsers: Microsoft Internet Explorer 4.0 or Netscape 4.0 (the "Browser"). The Licensee shall be required to ensure that it has the necessary system requirements as set out in the respective Browser's hardware requirements list.

                                  SCHEDULE "D"

           PRE-AUTHORIZATION PAYMENT FORM TO BE PROVIDED BY LICENSEE

                                (to be attached)

                                  SCHEDULE "E"

                       DESCRIPTION OF REGION AND TERRITORY

1. The Region is Uniglobe Travel (Western Canada) Inc.

2. The Territory shall consist of the following provinces in Canada: British Columbia, Alberta, Saskatchewan, Manitoba, the Yukon Territory and the Northwest Territories and Ontario to the Lakehead.

                                  SCHEDULE "F"


                        LIST OF FRANCHISEES OF THE REGION

             EFFECTIVE AS OF THE COMMENCEMENT DATE OF THIS AGREEMENT

The Region shall update this list from time to time, but not less than four times a year.

                                   SCHEDULE G

                     ADVERTISING REVENUE DISTRIBUTION MODEL

Revenues with respect to advertising shall be apportioned as follows:

A. For advertising secured by the Region:

                    (1)  100% shall be retained by the Region.


B. For advertising secured by Smartsources:

                    (1)  30% shall be retained by Smartsources; and

                    (2) 70% shall be remitted by Smartsources to the Region within 30 days of receipt of such Revenue by Smartsources.

                                 SCHEDULE "H"

                THE REGION'S PREFERRED SUPPLIERS AND PARTNERSHIPS

Smartsources recognizes that this list may be modified or adjusted, as required, by the Region from time to time.